Exhibit 99.2

4753
4753
CSX
CSX
CSX
HOW TOMORROW MOVES

# CSX QUARTERLY FINANCIAL REPORT
## FOURTH QUARTER 2014

CSX Corporation Announces
Record Fourth-Quarter and Full-Year Results

Highlights:

•	Record fourth-quarter and full-year results for revenue, operating income, net earnings and earnings per share

•	For 2015, the company expects double-digit earnings per share growth and margin expansion, as it progresses toward a mid-60s operating ratio longer term

JACKSONVILLE, Fla. - January 13, 2015 - CSX Corporation (NYSE: CSX) today announced record fourth-quarter 2014 net earnings of $491 million, a 15 percent increase from $426 million for the same period last year. The company also generated record fourth-quarter earnings per share of $0.49, up 17 percent from $0.42 per share in 2013.

“CSX is capturing broad-based market strength, completing strategic infrastructure projects and adding resources to further improve service performance and leverage growth opportunities,” said Michael J. Ward, chairman, president and chief executive officer. “Building on a foundation of strong safety and customer service, we expect to continue growing our intermodal and merchandise businesses faster than the economy, pricing above inflation, and driving efficient asset utilization.”

Fourth-quarter revenue increased 5 percent to $3.2 billion, with strength across merchandise, intermodal and coal. The timely addition of operating resources enhanced service through the fall peak shipping season and supported volume growth. As a result, operating income increased 11 percent to $901 million, and the operating ratio improved 140 basis points to 71.8 percent.

For the full-year, CSX produced new all-time records for revenue of $12.7 billion, operating income of $3.6 billion, net earnings of $1.9 billion and earnings per share of $1.92. At the same time, the operating ratio remained relatively stable at 71.5 percent.

Looking to 2015, CSX expects continued strong growth across its diverse business mix and is poised for sustainable business expansion. The company continues to expect to generate double-digit growth in earnings per share and margin expansion in 2015, progressing toward a mid-60s operating ratio longer term.

CSX executives will conduct a quarterly earnings conference call with the investment community on January 14, 2015, at 8:30 a.m. Eastern time. Investors, media and the public may listen to the conference call by dialing 1-888-EARN-CSX (888-327-6279) and asking for the CSX earnings call. Callers outside the U.S., dial 1-773-756-0199. Participants should dial in 10 minutes prior to the call. In conjunction with the call, a live webcast will be accessible and presentation materials will be posted on the company's website at http://investors.csx.com. Following the earnings call, an internet replay of the presentation will be archived on the company website.

This earnings announcement, as well as additional detailed financial information, is contained in the CSX Quarterly Financial Report available on the company’s website at http://investors.csx.com and on Form 8-K with the Securities and Exchange Commission.

Table of Contents	The accompanying unaudited	CSX CORPORATION	CONTACTS:
	financial information should be	500 Water Street, C900
Consolidated Financial Statements........p. 3	read in conjunction with the	Jacksonville, FL 32202	INVESTOR RELATIONS
Operating Statistics...............................p. 13	Company’s most recent	www.csx.com	David Baggs
Network Map.........................................p. 14	Annual Report on Form 10-K,		(904) 359-4812
	Quarterly Reports on Form		MEDIA
	10-Q, and any Current		Melanie Cost
	Reports on Form 8-K.		(904) 359-1702

CSX also uses social media channels to communicate information about the company. Although our social media channels are not intended to be the primary method of disclosure for material information, it is possible that certain information we post on social media could be deemed to be material. Therefore, we encourage investors, the media, and others interested in our company to review the information we post on the social media channels listed below. This list may be updated from time to time.

http://twitter.com/CSX
http://www.slideshare.net/HowTomorrowMoves

CSX, based in Jacksonville, Florida, is a premier transportation company. It provides rail, intermodal and rail-to-truck transload services and solutions to customers across a broad array of markets, including energy, industrial, construction, agricultural, and consumer products. For more than 185 years, CSX has played a critical role in the nation’s economic expansion and industrial development. Its network connects every major metropolitan area in the eastern United States, where nearly two-thirds of the nation’s population resides. It also links more than 240 short-line railroads and more than 70 ocean, river and lake ports with major population centers and small farming towns alike. More information about CSX Corporation and its subsidiaries is available at www.csx.com.

Like us on Facebook (http://www.facebook.com/OfficialCSX) and follow us on Twitter (http://twitter.com/CSX).

Forward-looking Statements

This information and other statements by the company may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, margins, volumes, rates, cost-savings, expenses, taxes, liquidity, capital expenditures, dividends, share repurchases or other financial items, statements of management's plans, strategies and objectives for future operations, and management's expectations as to future performance and operations and the time by which objectives will be achieved, statements concerning proposed new services, and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “will,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate,” “preliminary” and similar expressions. Forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise any forward-looking statement. If the company updates any forward-looking statement, no inference should be drawn that the company will make additional updates with respect to that statement or any other forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by any forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by any forward- looking statements include, among others; (i) the company's success in implementing its financial and operational initiatives; (ii) changes in domestic or international economic, political or business conditions, including those affecting the transportation industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; (iv) the inherent business risks associated with safety and security; (v) the outcome of claims and litigation involving or affecting the company; (vi) natural events such as severe weather conditions or pandemic health crises; and (vii) the inherent uncertainty associated with projecting economic and business conditions.

Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the company's SEC reports, accessible on the SEC's website at www.sec.gov and the company's website at www.csx.com.

CSX Corporation

CONSOLIDATED INCOME STATEMENTS
(Dollars in millions, except per share amounts)

	(Unaudited)				(Unaudited)
	Quarters Ended				Years Ended
	Dec. 26, 2014	Dec. 27, 2013	$ Change	% Change	Dec. 26, 2014	Dec. 27, 2013	$ Change	% Change

Revenue	$3,192	$3,032	$160	5%	$12,669	$12,026	$643	5%
Expense
Labor and Fringe	909	803	(106)	(13)	3,377	3,138	(239)	(8)
Materials, Supplies and Other	624	632	8	1	2,484	2,275	(209)	(9)
Fuel	361	408	47	12	1,616	1,656	40	2
Depreciation	290	281	(9)	(3)	1,151	1,104	(47)	(4)
Equipment and Other Rents	107	95	(12)	(13)	428	380	(48)	(13)
Total Expense	2,291	2,219	(72)	(3)	9,056	8,553	(503)	(6)

Operating Income	901	813	88	11	3,613	3,473	140	4

Interest Expense	(133)	(139)	6	4	(545)	(562)	17	3
Other Income (Expense) - Net	7	—	7	—	(24)	11	(35)	(318)
Earnings Before Income Taxes	775	674	101	15	3,044	2,922	122	4

Income Tax Expense	(284)	(248)	(36)	(15)	(1,117)	(1,058)	(59)	(6)
Net Earnings	$491	$426	$65	15%	$1,927	$1,864	$63	3%

Operating Ratio	71.8%	73.2%			71.5%	71.1%

Per Common Share
Net Earnings Per Share, Assuming Dilution	$0.49	$0.42	$0.07	17%	$1.92	$1.83	$0.09	5%

Average Shares Outstanding, Assuming Dilution (millions)	995	1,013			1,002	1,019

Cash Dividends Paid Per Common Share	$0.16	$0.15			$0.63	$0.59

CSX Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)

	(Unaudited)
	Dec. 26, 2014	Dec. 27, 2013
ASSETS

Cash and Cash Equivalents	$669	$592
Short-term Investments	292	487
Other Current Assets	1,611	1,523
Properties - Net	28,584	27,291
Investment in Affiliates and Other Companies	1,356	1,298
Other Long-term Assets	541	591
Total Assets	$33,053	$31,782

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Maturities of Long-term Debt	$228	$533
Other Current Liabilities	1,879	1,891
Long-term Debt	9,514	9,022
Deferred Income Taxes	8,858	8,662
Other Long-term Liabilities	1,398	1,170
Total Liabilities	21,877	21,278

Total Shareholders' Equity	11,176	10,504
Total Liabilities and Shareholders' Equity	$33,053	$31,782

CSX Corporation

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(Dollars in millions)

	(Unaudited)
	Years Ended
	Dec. 26, 2014	Dec. 27, 2013
OPERATING ACTIVITIES
Net Earnings	$1,927	$1,864
Depreciation	1,151	1,104
Deferred Income Taxes	298	300
Gains on Property Dispositions	(11)	(70)
Other Operating Activities - Net	(22)	69
Net Cash Provided by Operating Activities	3,343	3,267

INVESTING ACTIVITIES
Property Additions	(2,449)	(2,313)
Purchase of Short-term Investments	(1,433)	(1,256)
Proceeds from Sales of Short-term Investments	1,674	1,401
Proceeds from Property Dispositions	62	53
Other Investing Activities	(37)	(112)
Net Cash Used in Investing Activities	(2,183)	(2,227)

FINANCING ACTIVITIES
Long-term Debt Issued	1,000	500
Long-term Debt Repaid	(933)	(780)
Dividends Paid	(629)	(600)
Shares Repurchased (a)	(517)	(353)
Other Financing Activities - Net	(4)	1
Net Cash Used in Financing Activities	(1,083)	(1,232)

Net Increase (Decrease) in Cash and Cash Equivalents	77	(192)

CASH AND CASH EQUIVALENTS
Cash and Cash Equivalents at Beginning of Period	592	784
Cash and Cash Equivalents at End of Period	$669	$592

a)	Shares Repurchased: There were 17 million shares repurchased for $517 million and 14 million shares repurchased for $353 million during 2014 and 2013, respectively.

CSX Corporation

VOLUME AND REVENUE (Unaudited)
Volume (Thousands of units); Revenue (Dollars in millions); Revenue Per Unit (Dollars)

Quarters Ended December 26, 2014 and December 27, 2013

	Volume			Revenue			Revenue Per Unit
	2014	2013	% Change	2014	2013	% Change	2014	2013	% Change
Agricultural
Agricultural Products	110	113	(3)%	$301	$301	—%	$2,736	$2,664	3%
Phosphates and Fertilizers	79	77	3	130	124	5	1,646	1,610	2
Food and Consumer	23	24	(4)	66	68	(3)	2,870	2,833	1
Industrial
Chemicals	158	137	15	548	483	13	3,468	3,526	(2)
Automotive	114	113	1	312	320	(3)	2,737	2,832	(3)
Metals	66	63	5	169	156	8	2,561	2,476	3
Housing and Construction
Forest Products	77	74	4	206	192	7	2,675	2,595	3
Minerals	76	67	13	114	107	7	1,500	1,597	(6)
Waste and Equipment	41	39	5	77	68	13	1,878	1,744	8
Total Merchandise	744	707	5	1,923	1,819	6	2,585	2,573	—

Coal	320	289	11	722	679	6	2,256	2,349	(4)

Intermodal	699	666	5	465	437	6	665	656	1

Other	—	—	—	82	97	(15)	—	—	—

Total	1,763	1,662	6%	$3,192	$3,032	5%	$1,811	$1,824	(1)%

Years Ended December 26, 2014 and December 27, 2013

	Volume			Revenue			Revenue Per Unit
	2014	2013	% Change	2014	2013	% Change	2014	2013	% Change
Agricultural
Agricultural Products	419	390	7%	$1,130	$1,013	12%	$2,697	$2,597	4%
Phosphates and Fertilizers	330	327	1	534	527	1	1,618	1,612	—
Food and Consumer	94	96	(2)	265	269	(1)	2,819	2,802	1
Industrial
Chemicals	620	532	17	2,178	1,896	15	3,513	3,564	(1)
Automotive	435	432	1	1,213	1,217	—	2,789	2,817	(1)
Metals	276	262	5	701	644	9	2,540	2,458	3
Housing and Construction
Forest Products	307	298	3	819	775	6	2,668	2,601	3
Minerals	293	275	7	459	432	6	1,567	1,571	—
Waste and Equipment	158	150	5	309	264	17	1,956	1,760	11
Total Merchandise	2,932	2,762	6	7,608	7,037	8	2,595	2,548	2

Coal	1,262	1,195	6	2,849	2,895	(2)	2,258	2,423	(7)

Intermodal	2,728	2,582	6	1,790	1,697	5	656	657	—

Other	—	—	—	422	397	6	—	—	—

Total	6,922	6,539	6%	$12,669	$12,026	5%	$1,830	$1,839	—%

CSX Corporation

VOLUME AND REVENUE
Revenue increased 5% from the prior year's fourth quarter primarily driven by the 6% increase in volume from growth across most markets.

Same Store Sales Pricing Year-Over-Year Change
% Change
All-In	0.7
Merchandise and Intermodal	2.7
Same store sales is defined as shipments with the same customer, commodity and car type, and the same origin and destination.

While revenue per unit was down slightly reflecting lower fuel recoveries, same store sales pricing increased as gains in merchandise and intermodal were partially offset by a decline in coal. Declines in coal pricing are due to continued rate pressure in the export markets and the impact of fixed/variable contracts in the domestic utility market where volume is increasing.

MERCHANDISE

Agricultural Sector

Volume (Thousands of units); Revenue (Dollars in millions); Revenue Per Unit (Dollars)
Volume			Revenue			Revenue Per Unit
2014	2013	% Change	2014	2013	% Change	2014	2013	% Change
212	214	(1)	$497	$493	1	$2,344	$2,304	2

% of Carloads

Agricultural Products - Volume declined due to lower shipments of export grain and soybeans driven by market losses and resource constraints.

Phosphates and Fertilizers - Volume growth was driven by an increase in phosphate rock, which increased as a result of capacity at a customer facility returning to normal levels, and potash shipments, which increased due to an extended shipping season during the mild winter in the quarter as well as the continued recovery from production and shipping delays earlier in 2014.

Food and Consumer - Volume declined primarily due to lower shipments of appliances resulting from production changes at a customer location. These declines were partially offset by growth in alcoholic beverage shipments due to a customer’s gain in market share.

CSX Corporation

Industrial Sector

Volume (Thousands of units); Revenue (Dollars in millions); Revenue Per Unit (Dollars)
Volume			Revenue			Revenue Per Unit
2014	2013	% Change	2014	2013	% Change	2014	2013	% Change
338	313	8	$1,029	$959	7	$3,044	$3,064	(1)
% of Carloads

Chemicals - Volume growth was driven by an increase in energy-related shipments that included crude oil, LPG and frac sand. The rise in crude oil shipments to east coast refineries was due to increased supply of crude oil from domestic shale drilling activity.

Automotive - Volume increased in finished vehicle shipments as North American light vehicle production grew. This growth was partially offset by customer transportation modal changes.

Metals - Volume growth was driven by an increase in sheet steel shipments due to higher automotive production and market gains.

Housing and Construction Sector

Volume (Thousands of units); Revenue (Dollars in millions); Revenue Per Unit (Dollars)
Volume			Revenue			Revenue Per Unit
2014	2013	% Change	2014	2013	% Change	2014	2013	% Change
194	180	8	$397	$367	8	$2,046	$2,039	—
% of Carloads

Forest Products - Volume increased due to higher shipments of building products driven by the continued recovery in the residential housing market and pulpboard growth resulting from modal conversions and higher export shipments.

Minerals - Volume increased due to growth in aggregates (which includes crushed stone, sand and gravel) driven by the continued recovery in construction activity and the mild winter weather during the quarter.

Waste and Equipment - Volume increased due to growth in municipal solid waste shipments from a new service offering to a customer location. This growth was partially offset by lower industrial waste shipments due to the completion of a one-time remediation project.

CSX Corporation

COAL

Volume (Thousands of units); Revenue (Dollars in millions); Revenue Per Unit (Dollars)
Volume			Revenue			Revenue Per Unit
2014	2013	% Change	2014	2013	% Change	2014	2013	% Change
320	289	11	$722	$679	6	$2,256	$2,349	(4)

% of Tons

Domestic Utility Coal - Volume increased 22% driven by utilities replenishing stockpiles ahead of winter heating season and market gain.

Domestic Coke, Iron Ore and Other - Volume increased 16% driven by stronger iron ore shipments associated with a new customer facility and stronger lake shipments.

Export Metallurgical Coal - Volume was up slightly on increased production from Southern Appalachian producers and increased demand for cheaper, high-volatility coals for steel production.

Export Thermal Coal - Volume declined 20% as global market conditions continued to weaken.

	Quarters Ended			Years Ended
	Dec. 26, 2014	Dec. 27, 2013	% Change	Dec. 26, 2014	Dec. 27, 2013	% Change
(Millions of Tons)
Domestic
Utility	19.0	15.6	22%	77.8	66.1	18%
Coke, Iron Ore and Other	7.8	6.7	16	26.1	24.1	8
Total Domestic	26.8	22.3	20	103.9	90.2	15
Export
Metallurgical	5.9	5.7	4	23.4	24.9	(6)
Thermal	3.6	4.5	(20)	15.6	19.1	(18)
Total Export	9.5	10.2	(7)	39.0	44.0	(11)

Total Coal	36.3	32.5	12%	142.9	134.2	6%

CSX Corporation

INTERMODAL

Volume (Thousands of units); Revenue (Dollars in millions); Revenue Per Unit (Dollars)
Volume			Revenue			Revenue Per Unit
2014	2013	% Change	2014	2013	% Change	2014	2013	% Change
699	666	5	$465	$437	6	$665	$656	1
% of Carloads

Domestic - Domestic volume increased 9% as a result of growth with existing customers and continued success with highway-to-rail conversions.

International - International volume increased 1% due to growth in global container shipments moving to inland destinations, partially offset by market losses.

Intermodal Network

Note: Multiple terminals in a market are designated with a number

FUEL SURCHARGE

	Quarters Ended			Years Ended
(Dollars in millions)	Dec. 26, 2014	Dec. 27, 2013	$ Change	Dec. 26, 2014	Dec. 27, 2013	$ Change
Fuel Surcharge Revenue (a)	$284	$292	$(8)	$1,184	$1,150	$34
Fuel Lag Benefit (b)	$23	$7	$16	$27	$9	$18
(a) Fuel surcharge revenue is included in the individual markets detailed within the volume and revenue discussions above.
(b) Fuel lag is the difference between highway diesel prices in the quarter and the prices used for fuel surcharge, which are generally on a two month lag.

CSX Corporation

EXPENSE
Expenses increased 3% or $72 million from the prior year's fourth quarter. The increase was primarily driven by higher labor and fringe expense partially offset by lower fuel costs. Significant variances are described below.

LABOR AND FRINGE

•	During the fourth quarter, the Company initiated a management workforce reduction program which resulted in an initial charge of $39 million for the quarter.

•	Volume-related costs were $21 million higher primarily due to increased workforce levels to help capture strong customer demand.

•	Inflation resulted in $21 million additional cost, driven mainly by union wage inflation.

•
Labor costs were $15 million higher due to an amended locomotive maintenance agreement in mid-2014 where CSX now provides oversight of the labor force. Outside service costs shifted from materials, supplies and other to labor and fringe and overall expense is neutral for the quarter.

•	Other costs were $10 million higher primarily due to higher incentive compensation costs, partially offset by reduced pension and post-retirement benefit costs.

EMPLOYEE COUNTS (Estimated)

	2014	2013	Change
October	31,795	31,455	340
November	32,063	31,492	571
December	32,178	31,413	765

Average	32,012	31,453	559

MATERIALS, SUPPLIES AND OTHER

•	Volume-related costs rose $16 million to help capture strong customer demand.

•	Inflation resulted in $11 million additional cost.

•	Train accidents and other costs were $20 million lower primarily due to prior year train accident costs that did not repeat in the current period.

•	The amended locomotive maintenance agreement shifted $15 million to labor and fringe as referenced above.

CSX Corporation

FUEL

•	Volume-related costs were $25 million higher.

•	Lower price (see chart below) decreased expense by $63 million.

•	Improved efficiency reduced expense by $7 million.

•	Other fuel savings of $2 million were due to lower non-locomotive fuel costs.

	Quarters Ended			Years Ended
(Dollars and Gallons In Millions, Except Price per Gallon)	Dec. 26, 2014	Dec. 27, 2013	Fav / (Unfav)	Dec. 26, 2014	Dec. 27, 2013	Fav / (Unfav)
Estimated Locomotive Fuel Consumption (Gallons)	128.2	122.6	(5.6)	507.3	481.9	(25.4)
Price per Gallon (Dollars)	$2.61	$3.10	$0.49	$2.95	$3.17	$0.22
Total Locomotive Fuel Expense	$335	$380	$45	$1,498	$1,529	$31
Other	26	28	2	118	127	9
Total Fuel Expense	$361	$408	$47	$1,616	$1,656	$40

DEPRECIATION
Depreciation expense increased $9 million primarily due to a larger asset base partially offset by lower depreciation rates resulting from a periodic review of asset useful lives.

EQUIPMENT AND OTHER RENTS

•	Car hire costs were $6 million higher due to volume and longer car cycle times.

•	Inflation resulted in $4 million additional cost related to rates on automotive, intermodal and coal cars.

•	Other costs rose $2 million.

CSX Corporation

OPERATING STATISTICS (Estimated)

TON MILES

	Quarters Ended			Years Ended
	Dec. 26, 2014	Dec. 27, 2013	Improvement / (Deterioration)	Dec. 26, 2014	Dec. 27, 2013	Improvement / (Deterioration)
Revenue Ton-Miles (Billions)
Merchandise	37.7	36.4	4%	148.4	137	8%
Coal	17.5	15.2	15	69.1	64.6	7
Intermodal	6.9	6.4	8	27.0	25.0	8
Total	62.1	58.0	7%	244.5	226.6	8%

Gross Ton-Miles (Billions)
Total Gross Ton-Miles	113.5	106.8	6%	444.8	417.2	7%
(Excludes locomotive gross ton-miles)

SAFETY AND SERVICE
CSX remains an industry leader in employee safety.  The FRA reportable personal injury frequency index improved 8 percent year over year to 0.81, and the reported FRA train accident frequency rate improved 15 percent to 1.8.  Safety programs continue to focus on avoiding catastrophic events and minimizing the impact on the communities we serve.
Despite significant volume growth, CSX’s operations were stable and the company expects service to gradually improve to superior levels with the addition of strategic infrastructure investments, locomotives and operating employees coming online. While on-time originations decreased year over year to 52 percent and on-time arrivals declined to 43 percent, both were consistent with third quarter levels.  Year over year, average train velocity declined to 20.4 miles per hour, and dwell worsened to 26.3 hours although both remain stable since last quarter.

	Quarters Ended			Years Ended
	Dec. 26, 2014	Dec. 27, 2013	Improvement / (Deterioration)	Dec. 26, 2014	Dec. 27, 2013	Improvement / (Deterioration)
Safety and Service Measurements
FRA Personal Injury Frequency Index	0.81	0.88	8%	0.95	0.90	(6)%
(Number of FRA-reportable injuries per 200,000 man-hours)
FRA Train Accident Rate	1.80	2.12	15%	2.22	1.98	(12)%
(Number of FRA-reportable train accidents per million train miles)

On-Time Originations	52%	85%	(39)%	56%	89%	(37)%
On-Time Arrivals	43%	76%	(43)%	45%	81%	(44)%

Train Velocity (Miles per hour)	20.4	22.9	(11)%	20.1	23.2	(13)%
Dwell (Hours)	26.3	23.0	(14)%	26.3	22.2	(18)%

Cars-On-Line (a)	204,766	181,927	(13)%	203,699	182,266	(12)%

(a) Cars-on-line increased approximately 14,000 or 7.5% in 2014 due to a calculation error correction made by the American Association of Railroads in February 2014.  This error impacted the industry cars-on-line since 2011.  Previously reported amounts have not been adjusted to reflect this correction.

CSX Rail Network

Syracuse
Selkirk
Buffalo
Detroit
Chicago
Stanley
Walbridge
Cleveland
Willard
Greenwich
Cumberland
Columbus
Curtis Bay
Locust Point
Avon
Cincinnati
Russell
Richmond
Evansville
Louisville
Erwin
Rocky Mount
Nashville
Hamlet
Florence
Atlanta
Birmingham
Charleston
Montgomery
E. Savannah
Waycross
Major Terminals
I-90 Corridor
I-95 Corridor
Southeastern Corridor
Coal Network
CSX Rail Network
Mobile
Jacksonville
New Orleans
Tampa